                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
          For Annual Meeting for Fiscal Year Ending September 30, 2000

Filed by Registrant                                                |X|
Filed by Party other than the Registrant                           |_|

Check the appropriate box:
  |_| Preliminary Proxy Statement
  |_| Confidential, for Use of the Commission Only
       (as permitted by Rule 14-6(e)(2))
  |X| Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                            Harvard Industries, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:
 2) Form, Schedule or Registration Statement No.:
 3) Filing Party:
 4) Date Filed:

February 7, 2001


Harvard Industries, Inc.
3 Werner Way, Suite 210, Lebanon, NJ  08833

Dear Shareholder:

         You are cordially invited to attend the Company's annual meeting on March 14, 2001. The meeting will begin promptly at 10:00 a.m. at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ.

         At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareholders will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

                  The vote of every shareholder is important. We would appreciate your signing and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

            The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                           Sincerely,


                           /s/ Roger G. Pollazzi



            Roger G. Pollazzi
            Chairman of the Board and Chief Executive Officer

                            Harvard Industries, Inc.
                   3 Werner Way, Suite 210, Lebanon, NJ 08833

                                February 7, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The annual meeting of shareholders of Harvard Industries, Inc. will be held at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ, on March 14, 2001, at 10:00 a.m., for the following purposes:

         1. To elect nine Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

                  The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on January 15, 2001 will be entitled to notice of and to vote at the meeting.

                  A list of shareholders of Common Stock entitled to vote at the Annual Meeting of Shareholders will be available for examination 10 days before the Annual Meeting during ordinary business hours at the Company's office at 3 Werner Way, Suite 210, Lebanon, NJ 08833.

                  The enclosed proxy is solicited by the Board of Directors of the Company. Although the Board of Directors does not intend to bring up any matters for a vote other than those set forth in this Notice of Meeting, discretionary voting authority with regard to any other matters which may properly come before the meeting is conferred upon those persons named on the proxy card. Please refer to the attached Proxy Statement for additional information regarding the items to come before the meeting.


                                             By Order of the Board of Directors,


                                             David A. White
                                             General Counsel and Secretary

                            Harvard Industries, Inc.

                                 Proxy Statement

February 7, 2001

            This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harvard Industries, Inc. ("Harvard" or the "Company") for the Annual Meeting of shareholders to be held on March 14, 2001. Only shareholders of record at the close of business on January 15, 2001 are entitled to notice of and to vote at the Meeting. This Proxy Statement, the accompanying notice and enclosed proxy card were initially mailed to shareholders on or about February 7, 2001 to afford every shareholder with an opportunity to vote on all matters that properly come before the Annual Meeting.

Proxies and Voting at the Annual Meeting

            Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. All properly signed and dated proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors, shareholders may vote in favor of all nominees or withhold their votes as to any or all nominees. If a shareholder does not return a signed proxy card and does not attend the Annual Meeting to vote in person, his or her shares will not be voted. Abstentions are counted towards determining whether a quorum is present and have the same effect as negative votes. Shares represented by broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether shareholder approval has been obtained.

            Shareholders are encouraged to mark the boxes on the proxy card to indicate how their shares are to be voted. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; simply sign, date and return the proxy card in the enclosed envelope. If no specific instructions are given, the shares represented by a signed proxy will be voted for the election of all nominees as directors. The proxy card gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting.

            A shareholder may revoke his or her proxy at any time before it is voted by (i) giving notice in writing to the Secretary of the Company; (ii) delivering a duly executed proxy bearing a later date; or (iii) appearing in person and voting at the Annual Meeting.

            It is the policy of the Company that proxies that identify the vote of a specific shareholder are kept confidential, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

            This proxy solicitation is made by the Board of Directors of Harvard and the costs of this solicitation will be borne by Harvard.

            On January 15, 2001, there were 9,470,866 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. On all matters voted on at the Annual Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share. Directors will be elected by a plurality of the votes cast by the shareholders voting by person or proxy at the Annual Meeting.

Other Business

            Under the terms of the Company's By-laws, shareholders who intend to present an item of business at the Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice to the Company's secretary which is received within ten (10) days following the mailing of the notice of the Annual Meeting.

            Proposals of shareholders intended to be presented at the next Annual Meeting must be received by October 4, 2001 in order to be included in next year's proxy statement and proxy. Proposals of shareholders will be considered untimely unless received by October 4, 2001.

Notice

            Each person solicited will be provided with a copy of the Company's annual report on Form 10-K for the year ended September 30, 2000 including any financial statements and financial statement schedules thereto. Requests may be submitted in writing to David A. White, Harvard Industries, Inc., 3 Werner Way, Suite 210, Lebanon, NJ 08833. The Company will furnish any exhibits to Form 10-K to each shareholder requesting them upon payment of a fee of $.10 per page to cover the cost of duplication.

Election of Directors for a Term of One Year

            The Board of Directors proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Directors of Harvard:

Roger G. Pollazzi, 64, is Chairman of the Board and Chief Executive Officer of the Company, offices he has filled since November 1998. Mr. Pollazzi joined the Company in November 1997 when he was appointed Chief Operating Officer. Prior to joining the Company, he was associated with Concord Investment Partners, an investment firm headquartered in Concord, Massachusetts, from 1996 to October 1997. From 1992 to 1996, Mr. Pollazzi was Chief Executive Officer and Chairman of the Board of Directors of The Pullman Company, an automotive parts manufacturer. He became a director of Harvard in 1998.

Jon R. Bauer, 44, is a Managing Partner of Contrarian Capital Management, L.L.C., an investment management firm which is a 22% shareholder of the Company. Mr. Bauer was a founding partner of Contrarian Capital management where he has worked since 1995. He was a Managing Director of the Horizon series of Partnerships from 1986 to 1995. Mr. Bauer became a director of Harvard in 1998 and he serves on the Compensation Committee of the Board.

Thomas R. Cochill, 61, is a founding partner and serves as CEO of Ingenium, LLC, a crisis and transition management consulting firm where he has worked since [1997]. He served as the President, Chief Executive Officer and Chairman of the Board of Webcraft Technologies, Inc. ("Webcraft") from 1992 to 1997, a specialty commercial printer. Webcraft emerged from Chapter 11 in 1994. Mr. Cochill currently also serves as a member of the Board of Directors of Grand Union Company, a grocery chain in the Northeast United States, U.S. Leather, Inc., a producer of leather and leather products, Golden Books Family Entertainment, Inc., a marketer of children's and family- related media and entertainment products, and Goss Graphic Systems, Inc., a manufacturer of printing presses and related equipment worldwide. He became a director of Harvard in 1998.

Raymond Garfield, Jr., 56, has been, since 1992, the President of Garfield Corporation, a national real estate finance and development firm, specializing in design-build/finance projects. In 1992, Mr. Garfield became Chairman and Chief Executive Officer of Vista Properties, Inc., a public national development firm formerly known as Lomas Realty USA. Mr. Garfield guided a restructuring which resulted in Vista's merger with Centex Corporation in 1996. From 1988 to 1992, Mr. Garfield served as a Senior Managing Director of Cushman & Wakefield, responsible for all financial services for the Western U.S. Mr. Garfield has also served as a Vice President of Salomon Brothers from 1984 to 1988 and Senior Vice President and National Sales Manager for Merrill Lynch Commercial Real Estate from 1980 to 1984. He is a graduate of the U.S. Naval Academy and is a former naval aviator. He became a director of Harvard in 1998 and is a member of the Audit Committee.

Donald P. Hilty, 71, is a private business consultant. From 1980 to 1994, Mr. Hilty served as the Chief Economist of the Chrysler Corporation. Also at Chrysler, he held marketing, finance and research positions during twelve years in Geneva, London and Paris. He was a Senior Fellow at the Economic Strategic Institute from 1994 to 1996. Mr. Hilty holds a BA degree from Wheaton College, an MBA from the University of Colorado and a Doctor of Business Administration from the Indiana University Graduate School of Business. He became a director of Harvard in 1998 and serves on the Compensation Committee of the Board.

Andrew P. Hines, 61, retired as the Executive Vice President, Chief Financial Officer and a director of Outboard Marine Corporation, a manufacturer of outboard motors in February of 2000, positions he held since 1997. Mr. Hines held the position of Senior Vice President and Chief Financial Officer for Woolworth Corporation from 1994 to 1997. Mr. Hines was appointed to the Board effective January 2000.

George A. Poole, Jr., 69, has been a private investor for the previous six years. He also serves as a member of the Board of Directors of Anacomp, Inc., a provider of multiple media data management solutions which emerged from Chapter 11 in 1996. In addition to serving on the Board of Anacomp, Inc. since June 1996, Mr. Poole has served on the Board of Directors of U.S. Home Corp., a home building company since it emerged from Chapter 11 in June 1993. Mr. Poole also served on the Board of Directors of Bibb Company until it was sold in October 1998 and has served on the Board of Directors of Bucyrus International, Inc. and Spreckles Industries. Mr. Poole became a director of Harvard in 1998 and is a member of the Audit Committee of the Board.

James P. Shanahan, Jr., 39, has been the Executive Vice President, General Counsel and a member of the Board of Directors of Pacholder Associates, Inc. since 1986. He also serves on the Board of Directors of LaBarge, Inc., a manufacturer of electronic components headquartered in St. Louis, MO. Mr. Shanahan became a director of Harvard in 1998 and is Chairman of the Compensation Committee of the Board.

Richard W. Vieser, 74, has been, since 1989, a private business consultant. He was Chairman, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company) from 1987 to 1989. He was Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (Formerly Midland-Ross Corporation) (also a diversified manufacturing company) from 1985 and 1986 to 1989 respectively. He is a former President and Chief Operating Officer of McGraw-Edison Co. Currently Mr. Vieser is the Chairman of Varian Medical Systems and serves as a director of Global Industrial Technologies (formerly INDRESCO, Inc.), International Wire, Sybron International Corporation, and Viasystems Group, Inc. He became a director of Harvard in 1998 and is Chairman of the Audit Committee of the Board.

Additional Information Regarding the Board of Directors

            The Board of Directors is responsible for supervision of the business, property and affairs of the Company. To assist the Board in its duties, the Board has delegated certain authority to its Audit and Compensation Committees. The Board of Directors held eight meetings during the Company's 2000 fiscal year. Overall attendance at Board and committee meetings was 95%. No director failed to attend 75% or more of the Board meetings and 75% or more of the meetings of the Committee on which he served.

Audit Committee

            The Audit Committee, made up of Richard Vieser (Chair), Thomas Cochill, Raymond Garfield and George Poole, is responsible for reviewing reports of the Company's financial results, audits and internal controls. The Committee recommends to the Board the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The Audit Committee is composed of outside directors who are not officers or employees of the Company. The Committee held four (4) meetings in the Company's 2000 fiscal year.

Compensation Committee

            The Compensation Committee, made up of James P. Shanahan, Jr. (Chair), Jon R. Bauer and Donald P. Hilty, administers and approves all elements of compensation for corporate officers and other senior management of the Company. It also approved participation in, and all awards and grants under the Company's Stock Option Plan. Members of this Committee are outside directors who are not employees or officers of Harvard and are not eligible to participate in the Company's Stock Option Plan. The Committee held three meetings in the Company's 2000 fiscal year.

Director Compensation

            Non-employee directors receive an annual retainer of $20,000. In addition, each non-employee director receives $1,250 for each Board of Directors meeting attended and $500 for each committee meeting attended ($750 for each committee meeting which does not occur in conjunction with a Board meeting). Each committee chair receives an additional $500 for each committee meeting chaired.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are also required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2000 fiscal year all 16(a) filing requirements were complied with.

Certain Related Transactions

            In the period May 8, 1997 to November 24, 1998, the Company operated under the protection of the bankruptcy court. Upon approval of a plan of reorganization for the Company by the bankruptcy court, certain pre-petition creditors of the Company were issued common stock of the Company for extinguishing their debt claims against the Company. The Company entered into a Registration Rights Agreement dated November 24, 1998, with Lehman Brothers, Inc. and certain initial holders of Reorganized Harvard's new common stock, pursuant to which certain former holders of the Company's pre-petition notes have demand registration rights and piggy back registration rights in respect of the Company's Common Stock issued to them under the plan of reorganization. Those entities reported as greater than 5% shareholders are entitled to exercise registration rights under the agreement. Two of the Company's directors, Messrs. Bauer and Shanahan are affiliated with such shareholders. The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling shareholders) in connection with any demand registration as well as any registration pursuant to the exercise of piggyback rights. The Company has agreed to indemnity the selling shareholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

Ownership of Shares

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 15, 2001 by (i) each person known by the Company to own beneficially more than 5% of the outstanding current shares of Common Stock, (ii) each of the Company's directors, (iii) each of the current executive officers whose names appear in the summary compensation table and (iv) all directors and executive officers as a group. As described in the notes to the table, certain of the named individuals sharing voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are known as beneficially owned by more than one person.

Name and Address of Directors, Executive Officers           Number(1)           Shares Underlying Options               Percent
              and 5% Shareholders                                               Exercisable within 60 Days
--------------------------------------------------------------------------------------------------------------------------------
Contrarian Capital Advisors LLC                             3,156,729                                                     24.56%
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830 (2)

Lehman Brothers Holding, Inc.                               1,089,372                                                      9.59%
3 World Financial Center
New York, NY  10285 (6)

Pacholder Associates, Inc.                                  1,118,606                                                       8.7%
8044 Montgomery Road, Suite 480
Cincinnati, OH  45236 (5)

Franklin Resources, Inc.                                      939,290                                                      7.31%
777 Mariners Island Boulevard
San Mateo, CA  94404 (3)

CIBC Oppenheimer Corp.                                        767,127                                                      5.97%
CIBC Oppenheimer Tower, World Financial Center
New York, New York 10281 (4)

General Motors Investment Management Corporation              666,965                                                      5.49%
767 Fifth Ave.
New York, NY  10153 (8)


Roger G. Pollazzi                                           1,339,073                      1,200,00                        7.31%
3 Werner Way, Suite 210
Lebanon, NJ  08844

Jon R. Bauer (7)                                            3,156,729                                                     24.56%

Thomas R. Cochill                                              22,000                        20,000                            *

Raymond Garfield, Jr.                                           2,000                        20,000                            *

Donald P. Hilty                                                 2,000                        20,000                            *

Andrew Hines

George A. Poole, Jr.                                           12,000                        20,000                            *

James P. Shanahan, Jr.                                         25,718                        20,000                            *

Richard W. Vieser                                               2,000                        20,000                            *

James B. Gray                                                 126,000                       100,000                            *

Theodore W. Vogtman                                            90,891                        75,000                            *

J. Vincent Toscano                                             90,891                        75,000                            *

Joseph J. Gagliardi                                            78,425                        75,000                            *

All Directors and Executive Officers as a Group             6,711,969                     1,645,000                       52.22%
(13 persons)

*    Less than one (1%) percent of the outstanding shares.

(1)  Includes Shares Underlying Options Exercisable Within 60 Days

(2) Based on a Schedule 13D filed 8/12/1999 by Contrarian Capital Advisors LLC and its affiliates.

(3) Based on a Schedule 13D filed 10/7/1999 by Franklin Resources, Inc. and its affiliates.

(4) Based on a Schedule 13D filed 2/9/1999 by CIBC Oppenheimer Corp. and its affiliates.

(5) Based on a Schedule [13D] filed 1/10/2000 by Pacholder Associates, Inc. and its affiliates.

(6) Based on a Schedule [13G] filed 2/14/2000 by Lehman Brothers Holdings, Inc. and its affiliates.

(7) Includes 2,244,519 shares owned by Contrarian Advisors LLC of which Mr. Bauer is a manager.

(8) Based on a Schedule [13G] filed 2/15/2000 by General Motors Investment Management Corp. and its affiliates.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company in the Company's 2000 fiscal year, for services rendered to the company for the fiscal years ended September 30, 2000, 1999, and 1998.

                               Annual Compensation                                    Long-Term Compensation(1)
                                                                                     Awards                Payouts
-----------------------------------------------------------------------------------------------------------------------------------
 Name and Principal         Year    Salary        Bonus         Other       Restricted     Securities        LTIP      All Other
      Position                        ($)          ($)          Annual         Stock          Under-         Pay-       Compen-
                                                                Compen-       Award(s)        lying          outs       sation
                                                                sation          ($)          Options/         ($)         ($)
                                                                 ($)                         SARS (#)
-----------------------------------------------------------------------------------------------------------------------------------
Roger G. Pollazzi,          2000    843,000     1,200,000           0                 0                0        0        25,838 (6)
Chairman of the Board and   1999    832,250     2,475,000 (2)       0         9,000,000        1,200,000        0        73,800
Chief Executive             1998    525,000             0           0                 0                0        0             0
Officer


James B. Gray,              2000    447,000       255,000           0                 0                0        0         5,100 (5)
President                   1999    435,250        50,000           0           750,000          100,000        0        44,670
                            1998    400,000             0           0                 0                0        0             0


Theodore W. Vogtman,        2000    297,000       225,000           0                 0                0        0         7,233 (5)
Executive Vice President    1999    285,250       600,000 (2)       0           541,500           75,000        0        21,800
and Chief Financial         1998    218,750             0           0                 0                0        0             0
Officer


J. Vincent Toscano,         2000    297,000       225,000           0                 0                0        0         7,233 (5)
Executive Vice President    1999    285,250       600,000 (2)       0           562,500           75,000        0        11,800
Strategic Planning          1998    218,750             0           0                 0                0        0             0


Joseph J. Gagliardi,        2000    295,968       165,000           0                 0                0        0         7,233 (5)
Executive Vice President,   1999    284,494             0           0           541,500           75,000        0       381,800 (4)
Administration and          1998    250,000             0           0                 0                0        0         3,177
Information Systems

(1) On November 24, 1998, the effective date of the plan of reorganization, (1) On the Effective Date of the Plan of Chapter 11 Reorganization, all pre-reorganization stock, options and other equity interests of the Company were cancelled.

(2) Represents payment of bonus payable as part of the plan of reorganization upon the Company's emergence from bankruptcy.

(3)  Mr. Gray joined the Company as President in July 1998.

(4)  Mr. Gagliardi received $300,000 buyout of a former employment agreement.

(5) Unless noted otherwise, represents Company matching contribution to 401(k) plan.

(6) Represents tax gross-up ($19,138) and Company matching contribution to 401(k) plan ($6,700).

Harvard Pension Plan(1)(2)(3)

(1) The Company adopted, effective July 27, 1999, a Supplemental Executive Retirement Plan (SERP) for the benefit of certain key management employees approved by the Board of Directors which is intended to provide retirement benefits to such employees over and above the benefits provided under the Company' s Retirement Plan. The SERP provides benefits to the participant based on a higher level of accrual than the Retirement Plan. Benefit accruals under the SERP are capped after 10 years. Full accrual and vesting occurs in the event of a change-in-control. The benefits are paid in the form of a life annuity with payments to beneficiaries guaranteed for 20 years; a lump sum is available with Board approval. Benefits under the SERP do not vest until five years of service have been completed, except in the case of death, disability, or change in control.


      The following table represents the benefits an executive would receive under both the SERP and The Harvard Pension Plan.

     SERP
     REMUNERATION                                                      YEARS OF SERVICE
     -------------------------    ------------------------------------------------------------------------------------------------
                                     5               10               20               25               30               40
                 $150,000              30,000           60,000           60,000           60,000           66,150           88,200
                  200,000              40,000           80,000           80,000           80,000           80,000           94,200
                  250,000              50,000          100,000          100,000          100,000          100,000          100,000
                  300,000              60,000          120,000          120,000          120,000          120,000          120,000
                  400,000              80,000          160,000          160,000          160,000          160,000          160,000
                  500,000             100,000          200,000          200,000          200,000          200,000          200,000
                  800,000             160,000          320,000          320,000          320,000          320,000          320,000

(2) Covered compensation is composed of base salary for the calendar year, excluding bonuses, commissions, and other special forms of compensation. The maximum amount of compensation used to determine the benefits shown in the Pension Table above has been limited by federal law. The limit on compensation for 2000 is $170,000.

(3) The Named Officers will have the following estimated credited years of service under the Retirement Plan based on continued service to normal retirement age: Mr. Pollazzi, 9; Mr. Vogtman, 13, Mr. Toscano, 20; Mr.
     Gagliardi: 24; and Mr. Burtraw: 15.

SELECTION OF AUDITORS

      The directors of the Company have selected the firm of Arthur Andersen LLP as the auditors of the Company. Arthur Andersen LLP has acted for the Company as auditors since 1998.

      Before the Audit Committee recommended to the full Board the appointment of Arthur Andersen LLP, it carefully considered the qualifications of that firm, including their reputation for integrity and competence in the fields of accounting and auditing. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Company has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Company's profitability by uniting senior management's interests with those of the Company's shareholders.

Base Salary

            Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and retirement benefits. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Some of the surveyed executives were found to receive compensation higher than the proposed plan and some were found to receive lower compensation. Annual incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non- financial goals.

            Mr. Pollazzi's compensation is governed by the Employment Agreement. The material terms of the "Employment Agreement" were determined at the time Mr. Pollazzi became an officer of the Company through arms-length negotiations among Mr. Pollazzi, the Unsecured Creditors' Committee and the Company, with each party receiving advice from legal counsel and financial consultants. Prior to the execution of the Employment Agreement, Mr. Pollazzi and the Compensation Committee agreed to certain provisions of the form and terms of the Employment Agreement, none of which were material. The Compensation Committee also retained an independent compensation consultant to review the total compensation of the Company's officers in comparison with companies recently emerged from Chapter 11 Bankruptcy and other companies in the auto and industrial parts manufacturing businesses. The Company's surveys do not necessarily include the companies in its peer group used in the performance graph under "Performance Graph" herein since the Committee feels that the Company competes for executive talent with companies of similar size, whether or not in its industry and to take cognizance of market conditions for an executive of Mr. Pollazzi's talents. In this regard, Mr. Pollazzi's expertise included the carrying out of restructuring and other major cost savings measures intended to achieve financial stability for companies, such as the Company, emerging from bankruptcy.

            Compensation for Mr. Vogtman and Mr. Toscano is governed by agreements with terms similar to Mr. Pollazzi's except for compensation.

            The Committee has fixed the base salary paid to the Chief Executive Officer pursuant to the Employment Agreement and his base salary cannot be set lower than the base salary set forth therein. The Committee has fixed the base salary paid to Mr. Vogtman and Mr. Toscano pursuant to their respective employment agreements. The Chief Executive Officer recommends the base salaries of the other Named Officers for review and approval by the Committee.

Incentive Compensation

            In evaluating and setting the annual incentive compensation plan for the Chief Executive Officer, the Committee developed a bonus incentive predicated on the attainment of specific levels of earnings before interest, taxes, depreciation and amortization for the Company. In setting the annual incentive compensation for the other Named Officers, the Committee considers the recommendations of the Chief Executive Officer among other factors.

Stock Options and Grants

            Each fiscal year the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's option plan. The Committee believes that past grants of stock options have successfully focused the Company's senior management on building profitability and shareholder value. No stock options were granted n 2002.

            In setting the annual incentive compensation for the senior management group, including the Named Officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer among other factors, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. The stock options awarded to the Chief Executive Officer are established separately and are based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO Compensation

            Based on the Committee's assessment of the criteria outlined above, the Chief Executive Officer was awarded a base salary of $66,666 per month. Such compensation, together with a bonus of $1,200,000 was $2,403,000 for the financial results of the 1999 fiscal year and the sale of the Company's Kingston-Warren Corporation subsidiary. On the basis of the Committee's evaluation of Chief Executive Officer's contributions toward the achievement of the Company's long-term performance goals, in 1998 the Committee awarded stock options covering an aggregate of 1,200,000 shares of the Company's Common Stock which vest over 3 years ending in May of 2001. Of such options, none have been exerciseed. All shares are exercisable at $7.50 per share. The strategic initiatives accomplished by the Company in 1999 include the emergence from Chapter 11 Bankruptcy and positive results realized by the Company from significant restructuring and cost savings measures instituted under the tenure of the Chief Executive Officer, and the sale of the Kingston-Warren Corporation.

Deductibility of Compensation

            Section 162(m) of the Internal Revenue Code of 1986 generally limits to $ 1,000,000 per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to its executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's best interest to do so. In this regard, the Company has not structured the Employment Agreement so as to ensure the full deductibility of all amounts payable thereunder.

            The foregoing report has been furnished by:

The Compensation Committee



By: James P. Shanahan (Chair)

February 6, 2001

                          REPORT OF THE AUDIT COMMITTEE

            The Audit Committee of Harvard Industries, Inc. (the Committee), is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors (Exhibit A). The members of the Committee are:
Richard W. Vieser (Chair), Thomas R. Cochill, Raymond Garfield, Jr. and George
A. Poole, Jr.

            Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible to monitor and oversee these processes.

            Accordingly, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

            In addition, the Committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures that the Company has received from the independent auditors as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

            The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

            In reliance on the reviews and discussions referred to above, the Committee recommends to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

February 6, 2001

Mr. Vieser                               Mr. Cochill

Mr. Garfield                             Mr. Poole


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

  COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS,
                     INDUSTRY INDEXES AND/OR BROAD MARKETS

                                            FISCAL YEAR ENDING

COMPANY/INDEX/MARKET            11/30/1998       9/30/1999       9/29/2000

Harvard Inds                        100.00          106.43           28.57

Motor Vehicle Parts                 100.00           91.91           71.37

NASDAQ Market Index                 100.00          139.81          191.25



Note:  Base price date is 11/30/1998

SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 85333
          RICHMOND, VA  23293
          PHONE:  1-(800) 446-7922
          FAX:    1-(800) 649-6826